Exhibit 23.3

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2026, with respect to the consolidated financial statements of SAIHEAT Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

September 8, 2026